Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. REPORTS THIRD QUARTER FISCAL 2025 RESULTS ABOVE GUIDANCE; UPDATES FISCAL 2025 OUTLOOK

●	Third Quarter GAAP and Non-GAAP Net Income Per Diluted Share Exceed Guidance
●	Net Sales of $1.09 Billion for the Third Quarter Compared to $1.07 Billion Last Year
●	Net Income Per Diluted Share of $2.55 for the Third Quarter Compared to $2.74 Last Year
●	Non-GAAP Net Income Per Diluted Share of $2.59 for the Third Quarter Compared to $2.78 Last Year
●	Raises GAAP and Non-GAAP Net Income Per Diluted Share Guidance for Fiscal 2025

New York, New York – December 10, 2024 -- G-III Apparel Group, Ltd. (NasdaqGS: GIII) today reported results for the third quarter of fiscal 2025 ended October 31, 2024.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “I am very pleased with our strong third quarter results, with earnings per diluted share exceeding our expectations, driven by over 30% organic growth of our key owned brands DKNY, Karl Lagerfeld, Donna Karan and Vilebrequin. The power of our transforming business model is delivering margin expansion and bottom-line outperformance. Our teams continue to demonstrate strong execution despite a challenging consumer environment, unseasonable weather and supply chain disruptions. As we have progressed into the fourth quarter, we have experienced strengthening sell-throughs across our brands, and our inventories are well-positioned to support demand for the remaining holiday and early Spring season.”

Mr. Goldfarb concluded, “Looking at the remainder of the year, given our significant third quarter earnings outperformance, we are once again raising our earnings per diluted share guidance for fiscal 2025. Our proven track record of success and our strong balance sheet give us ample flexibility to invest in long-term opportunities to expand our business, while delivering on our commitment to drive long-term sustainable growth and shareholder value.”

Results of Operations

Third Quarter Fiscal 2025 Financial Results

Net sales for the third quarter ended October 31, 2024 increased 1.8% to $1.09 billion compared to $1.07 billion in the prior year’s third quarter.

Net income for the third quarter ended October 31, 2024 was $114.8 million, or $2.55 per diluted share, compared to $127.6 million, or $2.74 per diluted share, in the prior year’s third quarter.

Non-GAAP net income per diluted share was $2.59 for the third quarter ended October 31, 2024 compared to $2.78 in the same period last year. Non-GAAP net income per diluted share excludes (i) in the third quarter of fiscal 2025, a $1.6 million write-off of deferred financing costs related to the redemption of our senior secured notes (the “Notes”), (ii) in the third quarter of fiscal 2025, $0.5 million in one-time severance expenses related to a closed warehouse, (iii) in the third quarter of fiscal 2024, incentive compensation expenses of $1.8 million related to the Karl Lagerfeld transaction, (iv) in the third quarter of fiscal 2024, non-cash imputed interest expense of $0.7 million related to the note issued to seller as part of the consideration for the acquisition of Donna Karan International and (v) in the third quarter of fiscal 2024, asset impairments of $0.2 million. The aggregate effect of these exclusions was equal to $0.04 per diluted share in the third quarter of this year and $0.04 per diluted share in last year’s third quarter.

Balance Sheet as of Third Quarter Fiscal 2025

Inventories decreased 10% to $532.5 million at the end of this year’s third quarter compared to $591.5 million in the third quarter of last year.

Total debt decreased 52% to $224.2 million at the end of this year’s third quarter compared to $461.9 million in the third quarter of last year. In August 2024, a $400.7 million payment was made to voluntarily redeem the entire $400 million principal amount of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest. The payment was made with cash on hand and borrowings from the revolving credit facility.

Outlook

The Company today updated its outlook for the fiscal year ending January 31, 2025. This outlook anticipates the current macroeconomic and consumer environment, as well as the unseasonable weather. The outlook further includes approximately $55.0 million (prior approximately $60.0 million) in incremental expenses, primarily associated with the launches of Donna Karan, Nautica and Halston. Approximately 60% of these expenses are related to marketing initiatives to support the Donna Karan and DKNY brands. The remaining costs are principally related to talent and technology to expand operational capabilities.

Fiscal 2025

Net sales are expected to increase by approximately 2% to approximately $3.15 billion (prior approximately $3.20 billion), compared to net sales of $3.10 billion for fiscal 2024.

Net income is expected to be between $185.0 million and $190.0 million (prior $179.0 million and $184.0 million), or diluted earnings per share between $4.08 and $4.18 (prior $3.94 and $4.04). This compares to net income of $176.2 million, or $3.75 per diluted share, for fiscal 2024.

Non-GAAP net income for fiscal 2025 is expected to be between $186.0 million and $191.0 million (prior $180.0 and $185.0 million), or diluted earnings per share between $4.10 and $4.20 (prior $3.95 and $4.05). This compares to non-GAAP net income of $189.8 million, or diluted earnings per share of $4.04 for fiscal 2024.

Adjusted EBITDA for fiscal 2025 is expected to be between $309.0 million and $314.0 million (prior $305.0 million and $310.0 million) compared to adjusted EBITDA of $324.1 million in fiscal 2024.

Net interest expense is expected to be approximately $20.4 million, including a $1.6 million non-GAAP charge related to the write-off of deferred financing costs associated with the redemption of the Notes.

We estimate a tax rate of 28.6% for fiscal 2025.

Non-GAAP Financial Measures

Reconciliations of GAAP net income to non-GAAP net income, GAAP net income per diluted share to non-GAAP net income per diluted share and GAAP net income to adjusted EBITDA are presented in tables accompanying the financial statements included in this release and provide useful information to evaluate the Company’s operational performance. A description of the amounts excluded on a non-GAAP basis are provided in conjunction with these tables. Non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III Apparel Group, Ltd., a global leader in fashion with expertise in design, sourcing and marketing, owns and licenses a portfolio of over 30 preeminent brands. The Company is differentiated across unique brand propositions, product categories and consumer touch points. G-III owns ten iconic brands including, DKNY, Karl Lagerfeld, Donna Karan and Vilebrequin, and licenses over 20 brands including Calvin Klein, Tommy Hilfiger, Nautica, Halston, Converse and National Sports leagues, among others.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the federal securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the reliance on licensed product, risks relating to G-III’s ability to increase revenues from sales of its other products, new acquired businesses or new license agreements as licenses for Calvin Klein and Tommy Hilfiger product expire on a staggered basis, reliance on foreign manufacturers, risks of doing business abroad, supply chain disruptions, risks related to acts of terrorism and the effects of war, the current economic and credit environment risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, including inflation and higher interest rates, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023

	(Unaudited)

Net sales	$1,086,759	$1,067,110	$2,341,261	$2,333,460
Cost of goods sold	654,628	633,697	1,374,363	1,373,594
Gross profit	432,131	433,413	966,898	959,866

Selling, general and administrative expenses	259,240	236,308	724,891	703,476
Depreciation and amortization	6,556	6,595	20,704	19,130
Asset impairments	—	222	—	222
Operating profit	166,335	190,288	221,303	237,038

Other income (loss)	942	(3,129)	(2,233)	(1,964)
Interest and financing charges, net	(6,358)	(11,024)	(16,658)	(32,666)
Income before income taxes	160,919	176,135	202,412	202,408

Income tax expense	46,151	48,755	57,903	55,651
Net income	114,768	127,380	144,509	146,757
Less: Loss attributable to noncontrolling interests	—	(260)	(273)	(557)
Net income attributable to G-III Apparel Group, Ltd.	$114,768	$127,640	$144,782	$147,314

Net income attributable to G-III Apparel Group, Ltd. per common share:
Basic	$2.62	$2.79	$3.24	$3.21
Diluted	$2.55	$2.74	$3.17	$3.13

Weighted average shares outstanding:
Basic	43,885	45,723	44,640	45,904
Diluted	44,954	46,560	45,719	46,992

Selected Balance Sheet Data (in thousands):	As of October 31,
	2024	2023

	(Unaudited)

Cash and cash equivalents	$104,686	$197,391
Working capital	980,899	1,110,793
Inventories	532,463	591,530
Total assets	2,783,611	2,749,333
Total debt	224,175	461,945
Operating lease liabilities	302,313	239,419
Total stockholders' equity	1,648,726	1,503,220

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands)

	Three Months Ended		Nine Months Ended
	October 31, 2024	October 31, 2023	October 31, 2024	October 31, 2023

	(Unaudited)

GAAP net income attributable to G-III Apparel Group, Ltd.	$114,768	$127,640	$144,782	$147,314

Excluded from non-GAAP:
Write-off of deferred financing costs	1,598	—	1,598	—
One-time warehouse related severance expenses	530	—	559	—
Gain on forgiveness of liabilities	—	—	(600)	—
Expenses related to Karl Lagerfeld acquisition	—	1,847	—	5,517
Non-cash imputed interest	—	682	—	3,585
Asset impairments	—	222		222
Income tax impact of non-GAAP adjustments	(610)	(761)	(446)	(2,563)

Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$116,286	$129,630	$145,893	$154,075

Non-GAAP net income is a “non-GAAP financial measure” that excludes (i) in the third quarter of fiscal 2025, the write-off of deferred financing costs related to the redemption of the Notes, (ii) in the third quarter of fiscal 2025, one-time severance expenses related to a closed warehouse, (iii) in the second quarter of fiscal 2025, the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own, (iv) in the third quarter of fiscal 2024, incentive compensation expenses related to the Karl Lagerfeld transaction, (v) in the third quarter of fiscal 2024, non-cash imputed interest expense and (vi) in the third quarter of fiscal 2024, asset impairments. The income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME PER SHARE TO NON-GAAP NET INCOME PER SHARE

	Three Months Ended		Nine Months Ended
	October 31, 2024	October 31, 2023	October 31, 2024	October 31, 2023

	(Unaudited)

GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share	$2.55	$2.74	$3.17	$3.13

Excluded from non-GAAP:
Write-off of deferred financing costs	0.04	—	0.03	—
One-time warehouse related severance expenses	0.01	—	0.01	—
Gain on forgiveness of liabilities	—	—	(0.01)	—
Expenses related to Karl Lagerfeld acquisition	—	0.04	—	0.12
Non-cash imputed interest	—	0.01	—	0.08
Asset impairments	—	0.01	—	—
Income tax impact of non-GAAP adjustments	(0.01)	(0.02)	(0.01)	(0.05)

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$2.59	$2.78	$3.19	$3.28

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes (i) in the third quarter of fiscal 2025, the write-off of deferred financing costs related to the redemption of the Notes, (ii) in the third quarter of fiscal 2025, one-time severance expenses related to a closed warehouse, (iii) in the second quarter of fiscal 2025, the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own, (iv) in the third quarter of fiscal 2024, incentive compensation expenses related to the Karl Lagerfeld transaction, (v) in the third quarter of fiscal 2024, non-cash imputed interest expense and (vi) in the third quarter of fiscal 2024, asset impairments. The income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

			Forecasted Twelve	Actual Twelve
	Three Months Ended		Months Ending	Months Ended
	October 31, 2024	October 31, 2023	January 31, 2025	January 31, 2024

	(Unaudited)

Net income attributable to G-III Apparel Group, Ltd.	$114,768	$127,640	$185,000 - 190,000	$176,168

One-time warehouse related severance expenses	530	—	559	—
Gain on forgiveness of liabilities	—	—	(600)	—
Asset impairments	—	222	—	6,758
Expenses related to Karl Lagerfeld acquisition	—	1,847	—	6,115
One-time expenses primarily related to our DKNY business in China	—	—	—	3,138
Change in fair value of earnout liability	—	—	—	(1,041)
Depreciation and amortization	6,556	6,595	29,000	27,523
Interest and financing charges, net	6,358	11,024	20,000	39,595
Income tax expense	46,151	48,755	75,041	65,859

Adjusted EBITDA, as defined	$174,363	$196,083	$309,000 - 314,000	$324,115

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net and income tax expense and excludes in fiscal 2025, (i) one-time severance expenses related to a closed warehouse, (ii) the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own, and in fiscal 2024, (iii) asset impairments, (iv) incentive compensation expenses related to the Karl Lagerfeld transaction, (v) one-time expenses, primarily related to our DKNY business in China and (vi) the gain recorded from the reduction of the earnout liability related to our acquisition of Sonia Rykiel in fiscal 2022. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME TO FORECASTED AND ACTUAL NON-GAAP NET INCOME

(In thousands)

	Forecasted Twelve	Actual Twelve
	Months Ending	Months Ended
	January 31, 2025	January 31, 2024

Net income attributable to G-III Apparel Group, Ltd.	$185,000 - 190,000	$176,168

Excluded from non-GAAP:
Write-off of deferred financing costs	1,598	—
One-time warehouse related severance expenses	559	—
Gain on forgiveness of liabilities	(600)	—
Asset impairments	—	6,758
Expenses related to Karl Lagerfeld acquisition	—	6,115
Non-cash imputed interest	—	3,798
One-time expenses primarily related to our DKNY business in China	—	3,138
Change in fair value of earnout liability	—	(1,041)
Income tax impact of non-GAAP adjustments	(557)	(5,137)
Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$186,000 - 191,000	$189,799

Non-GAAP net income is a “non-GAAP financial measure” that excludes in fiscal 2025, (i) the write-off of deferred financing costs related to the redemption of the Notes, (ii) one-time severance expenses related to a closed warehouse, (iii) the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own, and in fiscal 2024, (iii) asset impairments, (iv) incentive compensation expenses related to the Karl Lagerfeld transaction, (v) non-cash imputed interest expense, (vi) one-time expenses, primarily related to our DKNY business in China and (vii) the gain recorded from the reduction of the earnout liability related to our acquisition of Sonia Rykiel in fiscal 2022. The income tax impact of non-GAAP adjustments is calculated using an effective tax for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME PER SHARE TO FORECASTED AND ACTUAL NON-GAAP NET INCOME PER SHARE

	Forecasted Twelve	Actual Twelve
	Months Ending	Months Ended
	January 31, 2025	January 31, 2024

GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share	$4.08 - 4.18	$3.75

Excluded from non-GAAP:
Write-off of deferred financing costs	0.04	—
One-time warehouse related severance expenses	0.01	—
Gain on forgiveness of liabilities	(0.01)	—
Asset impairments	—	0.14
Expenses related to Karl Lagerfeld acquisition	—	0.13
Non-cash imputed interest	—	0.08
One-time expenses primarily related to our DKNY business in China	—	0.07
Change in fair value of earnout liability	—	(0.02)
Income tax impact of non-GAAP adjustments	(0.02)	(0.11)
Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$4.10 - 4.20	$4.04

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes in fiscal 2025, (i) the write-off of deferred financing costs related to the redemption of the Notes, (ii) one-time severance expenses related to a closed warehouse, (iii) the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own, and in fiscal 2024, (iii) asset impairments, (iv) incentive compensation expenses related to the Karl Lagerfeld transaction, (v) non-cash imputed interest expense, (vi) one-time expenses, primarily related to our DKNY business in China and (vii) the gain recorded from the reduction of the earnout liability related to our acquisition of Sonia Rykiel in fiscal 2022. The income tax impact of non-GAAP adjustments is calculated using an effective tax for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi

SVP of Investor Relations and Treasurer

(646) 473-5228